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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan, 1995 Employee Stock Purchase Plan and 1995 Non-Employee Directors' Stock Option Plan and the S-3 Prospectus constituting part of the Registration Statement of DataWorks Corporation of our report dated January 31, 1997, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and our report dated February 19, 1997 with respect to the supplemental consolidated financial statements of DataWorks Corporation included in its Current Report on Form 8-K dated February 3, 1998, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the S-3 Prospectus included in such Registration Statement.


                                        ERNST & YOUNG LLP


San Diego, California
February 2, 1998